EXHIBIT 99.1

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Affymetrix Appoints Robert Wayman to Board of Directors

SANTA CLARA, Calif., March 19, 2007 — Affymetrix Inc. (Nasdaq: AFFX) announced today that Robert P. Wayman, former executive vice president and chief financial officer at Hewlett-Packard, has been elected to the company’s board of directors.

“We are pleased to add Robert Wayman to the company’s board,” said Stephen P.A. Fodor, Ph.D., chairman and CEO at Affymetrix. “He is a well-respected corporate leader with an impeccable reputation as a financial officer. His insights and experiences will be instrumental as we continue to grow our commercial organization around the world.”

“For the past 15 years, Affymetrix has consistently delivered new products that provide researchers with a more complete view of the genome,” said Wayman. “I look forward to being a part of this innovative organization, which continues to help accelerate scientific research and improve patient care.”

Wayman retired from HP on December 31, 2006, after joining the company in 1969 as a cost accountant. He held a variety of finance positions before being named CFO in 1984. He also served as interim chief executive officer in 2005 prior to the appointment of Mark Hurd. Wayman was elected to the HP board of directors in February 2005 and previously served on the board from 1993 to 2002. Wayman is also a director of Conway Inc. and Sybase Inc.

About Affymetrix

Affymetrix GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing microarray technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products continue to accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases.

Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for-profit research institutes. More than 1,500 systems have been shipped around the world and more than 8,500 peer-reviewed papers have been published using the technology.

Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Sacramento, Calif., and Singapore. The company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

Forward-looking Statements

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including the value of Robert Wayman’s experience and expertise to Affymetrix, which is prospective; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, manufacturing and product development; personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2006, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

NOTE: Affymetrix, the Affymetrix logo and GeneChip® are registered trademarks owned or used by Affymetrix Inc.

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